EXHIBIT 21

SUBSIDIARIES OF THE JONES GROUP INC.

Name	State or Country of Incorporation	Other Names Under Which Subsidiary Does Business
Jones Apparel Group Canada ULC	Canada	N/A
Jones Apparel Group Canada, LP	Canada	JNY Blue Jones New York Factory Store Jones New York
Jones Apparel Group Holdings, Inc.	Delaware	N/A
Jones Apparel Group USA, Inc.	Delaware	Jones Apparel Group USA (DE), Inc. (New York only)
Jones Canada, Inc.	Canada	N/A
Jones Distribution Corporation	Delaware	N/A
Jones Holding Inc.	Delaware	N/A
Jones International Limited	Hong Kong	N/A
Jones Investment Co. Inc.	Delaware	N/A
Jones Jeanswear Group, Inc.	New York	N/A
Jones Jeanswear Group - Egypt LLC	Egypt	N/A
Jones Jewelry Group, Inc.	Rhode Island	N/A
Jones Management Service Company	Delaware	Apparel Management Service Company (New Hampshire only) JAG Management Service Company (Rhode Island and Maine only)
JAG Footwear, Accessories and Retail Corporation	New Jersey

Anne Klein
Anne Klein New York
AK Anne Klein
Banister
Banister/Easy Spirit
Bandolino
Enzo Angiolini
Easy Spirit
Easy Spirit Outlet
Jones New York
Jones New York Woman
Jones New York Sport
Jones New York Factory Stores
Jones New York Sport Factory Stores
Kasper
Nine West
Nine West Outlet
ShoeWoo

KG Group Holdings Limited	England	N/A
Kurt Geiger Shoes Limited	England	N/A
Carvela Limited	England	N/A
Shoeaholics Limited	England	N/A
Kurt Geiger Ireland Limited	Ireland	N/A
Kurt Geiger Italy S.r.l.	Italy	N/A
Kurt Geiger France SAS	France	N/A
Nine West Development Corporation	Delaware	N/A
Rachel Roy IP Company LLC	Delaware	N/A
Stuart Weitzman Holdings, LLC	Delaware	N/A
Stuart Weitzman, LLC	Delaware	N/A
Stuart Weitzman IP, LLC	Delaware	N/A
Stuart Weitzman Retail Stores, LLC	Delaware	N/A
The Jones Group Spain, S.L.	Spain	N/A
Lizzy Mae, Inc.	Delaware	N/A
Creaciones S.W., S.A.	Spain	N/A
Mocaroni, S.L.	Spain	N/A
Hope Diamon, S.L.	Spain	N/A
Shoes by Stuart, S.L.	Spain	N/A
Shoe Heaven S.L.	Spain	N/A
Stuart Weitzman Italia S.r.l.	Italy	N/A
Stuart Weitzman Monaco S.A.R.L.	Monaco	N/A
Stuart Weitzman (France) S.A.R.L.	France	N/A
B.B., S.a.s.	France	N/A
Sunburst S.L.	Spain	N/A

Certain non-significant subsidiaries were omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.